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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 3, 2000
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                             VIGNETTE CORPORATION
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              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        Delaware                        000-25375                74-2769415
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(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                 File Number)         Identification No.)

                901 South Mopac Expressway, Austin, Texas 78746
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             (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code (512) 306-4300
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On July 3, 2000, Wheels Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Vignette Corporation ("Vignette"), acquired approximately 20,630,000 shares, or approximately 90.9% of the total number of outstanding shares, of the common stock of OnDisplay, Inc. ("OnDisplay"). These shares were validly tendered pursuant to Merger Sub's tender offer (the "Offer") for all of the outstanding shares of OnDisplay at an exchange ratio of 1.58 shares of Vignette common stock for each share of OnDisplay common stock. The Offer previously had expired on Friday, June 30, 2000 at 5:00 p.m. New York time.

On July 5, 2000, the merger of OnDisplay and Merger Sub (the "Merger") was consummated. Upon the effectiveness of the Merger, OnDisplay became a wholly-owned subsidiary of Vignette.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) The financial statements required by Item 7(a) previously were filed as part of the Registrant's registration statement on Form S-4, as amended (Registration No. 333-38478).

     (b) The pro forma financial information required by Item 7(b) previously was filed as part of the Registrant's registration statement on Form S-4, as amended (Registration No. 333-38478).

     (c) The Agreement and Plan of Merger, dated as of May 21, 2000, by and among the Registrant, Wheels Acquisition Corp. and OnDisplay, Inc. previously was filed as an annex to the Registrant's registration statement on Form S-4, as amended (Registration No. 333-38478).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VIGNETTE CORPORATION



Date: July 18, 2000                By:  /s/ Gregory A. Peters
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                                   Gregory A. Peters
                                   Chairman of the Board, President and
                                   Chief Executive Officer

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